UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 28, 2009	000-51068
Date of Report (Date of earliest event reported)	Commission File Number

YUKON GOLD CORPORATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-2243048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

139 Grand River St N
PO Box 510
Paris, ON N3L 3T6
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

APPOINTMENT OF DOUGLAS OLIVER

On September 28, 2009 Yukon Gold Corporation, Inc. (the "Company") appointed Douglas H. Oliver, Ph.D. as its new President and Chief Executive Officer. Dr. Oliver was also appointed to fill a vacancy on the Company’s Board of Directors. Mr. Oliver replaced J.L. Guerra, Jr. as President and CEO. Mr. Guerra resigned as President and CEO as of the same date and will remain on the Company’s Board of Directors as its Chairman.

Dr. Oliver has over twenty years of experience in mineral exploration for major mining companies, junior exploration companies and independent consultants. Mr. Oliver was previously the Chief Operating Officer of Hemis Companies where he was involved with gold, silver, copper, molybdenum and uranium projects. He has also held significant positions with Tenneco Minerals, Occidental Minerals, US Steel and Exxon Minerals. Dr. Oliver has twelve years of teaching experience at the university level, including courses in Physical Geology, Igneous & Metamorphic Petrology, Mineralogy and Economic Geology. Dr. Oliver holds a PhD in Geology from Southern Methodist University, an MBA in Finance from the University of Texas at Austin and a bachelor’s degree in Geology from Rutgers University. Dr. Oliver is 58 years old.

In connection with his appointment, Dr. Oliver entered into an employment agreement (the "Oliver Agreement") with the Company on September 28, 2009. Pursuant to the Oliver Agreement, Dr. Oliver will earn an annual salary of $180,000 a portion which Dr. Oliver agreed to defer until the previously announced agreement between the Company and Bellhaven Copper and Gold. Inc. is consummated and the Cerro Quema development stage gold project is operational. The Company also issued Dr. Oliver 250,000 shares of its common stock pursuant to the Agreement. The Oliver Agreement may be terminated at any time upon written notice to the other party, provided that Dr. Oliver is required to give 45 days written notice to the Company.

APPOINTMENT OF PAUL W. PITMAN

Also on September 28, 2009 Paul W. Pitman was named Vice President-Corporate Development and Exploration. Mr. Pitman has been continuously active in the mineral industry since the early 1970s. From graduation to 1983 he worked for three major companies; Gulf Minerals, Union Minière of Belgium and BP Canada. He has since consulted to over 60 junior resources companies through PWP Consulting Co., a full-service geological firm active in base and precious metal exploration, diamonds and uranium prospection. He was the founder of both Ur-Energy Inc., a TSE listed Co. and Aura Silver Resources Inc (TSX-V listed) acting as President and Director to 2007/08 respectively. He has served as a Director and/or officer of several other junior explorers as well as currently acting as VP Exploration to Ur-Energy and remaining as a geological advisor to Aura Silver. He holds a bachelors degree in Geology from Carleton University.

In connection with his appointment the Company entered into a consulting agreement (the "Pitman Agreement) with Mr. Pitman on September 28, 2009. Under the Pitman Agreement Mr. Pitman agreed to provide geologic consulting services to the Company. Mr. Pitman will be paid on either a per day or hourly basis for the consulting services provided and is entitled to participate in the Company’s stock option plan. The Pitman Agreement has an initial term of one year and is then renewable annually thereafter.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON GOLD CORPORATION, INC.

Date: September 29, 2009	By:/s/ Douglas Oliver
Name: Douglas Oliver, President and CEO